UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 16, 2014

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4101 Whiteside Street, Los Angeles, CA 90063
Address of principal executive offices

Registrant's telephone number: (323) 266-8765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation

Item 3.02	Unregistered Sales of Equity Securities

On January 16, 2014, Drinks Americas Holdings, Inc. (the “Company”) issued, four convertible debentures (each a “Convertible Debenture” and collectively, the “Convertible Debentures”) to an accredited investor (the “Investor”) in the aggregate principal amount of $455,000.  The Investor previously provided the aggregate purchase price of $455,000 (the “Aggregate Purchase Price”) to the Company is four separate tranches ($35,000 in August 2013, $70,000 in October 2013, $150,000 in November 2013 and $200,000 in January 2014).  On January 16, 2014, the Company issued, as previously agreed, the Convertible Debentures in consideration for the Aggregate Purchase Price.  The Convertible Debentures accrue interest at 8% per annum. The $35,000 Convertible Debenture matures on August 8, 2014.  The $70,000 Convertible Debenture matures on October 31, 2014.  The $150,000 Convertible Debenture matures on May 26, 2014.  The $200,000 Convertible Debenture matures on July 7, 2014.

The Convertible Debentures are convertible, at the option of the holder, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price equal to 35% of the lowest trading price of Common Stock for the 24 months preceding their original issuance dates, which correspond to the dates on which the respective portion of the Aggregate Purchase Price was received by the Company.  However, in the event of a default under the Convertible Debentures, the Convertible Debentures will be convertible at a 75% discount to the average of the three lowest trading prices of the ten trading days prior to such conversion.  In no event may the Convertible Notes be converted at a conversion price below the par value of Common Stock.

The Convertible Debentures were offered and sold to an accredited investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

The foregoing information is a summary of the Convertible Notes, is not complete, and is qualified in its entirety by reference to the full text of the Convertible Notes, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events.

Due to the significant amount of shares issued by the Company since its last periodic disclosure statement, the Company hereby provides its shareholders with the issued and outstanding shares of Common Stock.

As of January 16, 2014, the Company had 245,998,373 shares of Common Stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	$35,000 Convertible Promissory Note
99.2	$70,000 Convertible Promissory Note
99.3	$150,000 Convertible Promissory Note
99.4	$200,000 Convertible Promissory Note

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 2014

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer